Exhibit 5.3

[Letterhead of Paul Hastings LLP]

March 2, 2012	59104.00031
Strategic Hotels & Resorts, Inc. 200 West Madison Street, Suite 1700 Chicago, Illinois 60606-3415
Re:	Strategic Hotels & Resorts, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Company and BEE Financing Trust I, a Delaware statutory trust (“Trust I”), BEE Financing Trust II, a Delaware statutory trust (“Trust II”), and BEE Financing Trust III, a Delaware statutory trust (together with Trust I and Trust II, the “Trusts”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus included therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Company and the Trusts, as the case may be, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company and the Trusts, as the case may be, consisting of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company to be issued in one or more series (the “Preferred Stock”); (iii) shares of Preferred Stock represented by the depositary shares (“Depositary Shares”) evidenced by the depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a depositary to be named (the “Depositary”); (iv) senior debt securities or subordinated debt securities (the “Debt Securities”) to be issued in one or more series under the senior indenture (the “Senior Indenture”) or the subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Company and Wilmington Trust Company, as trustee (the “Trustee”), the forms of which are filed as exhibits to the Registration Statement; (v) warrants (the “Warrants”) to purchase debt or equity securities of the Company described in the Registration Statement as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (each, a “Warrant Agent”); (vi) subscription rights (the “Subscription Rights”) to purchase debt or equity securities of the Company, which may

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be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each a “Subscription Rights Agreement”) proposed to be entered into between the Company and subscription agents to be named (each, a “Subscription Agent”); (vii) units (the “Units”) consisting of any of the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or Subscription Rights; and (viii) trust preferred securities (the “Trust Preferred Securities”) to be offered by one or more of the Trusts. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Units and Trust Preferred Securities are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As such counsel and for purposes of our opinions and views set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions and views set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the form of the Senior Indenture;

(iii)	the form of the Subordinated Indenture; and

(iv)	resolutions adopted by the Company’s board of directors (the “Board of Directors”) on February 24, 2012 relating to the registration of the Offered Securities and related matters.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions and views set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all documents by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that no documents submitted to us have been amended or

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terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; (viii) that each of the officers and members of the Board of Directors has duly exercised his or her fiduciary duties; (ix) that New York law will be chosen to govern the Warrants, the Warrant Agreements, the Deposit Agreements, the Subscription Rights and the Subscription Rights Agreements and that such choice is legally enforceable, and that the Warrants, the Warrant Agreements, the Deposit Agreements, the Depositary Shares, the Subscription Rights and the Subscription Rights Agreements will contain all provisions required under the laws of the State of Maryland in respect of contracts for the sale of securities issued by a Maryland corporation; and (x) that the Warrants, the Warrant Agreements, Deposit Agreements and Subscription Rights conform to the description thereof set forth in the Prospectus. As to all questions of fact material to the opinions and views expressed herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indentures have been qualified under the Trust Indenture Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the Indentures and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures and any applicable supplemental indenture so as not to violate any applicable law, the Charter of the Company as then in effect (the “Charter”) or the Amended and Restated By-laws of the Company as then in effect (the “By-laws”), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indentures and

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have been duly executed and authenticated in accordance with the provisions of the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the Warrant Agreement entered into in connection with the issuance of the Offered Warrants have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Charter or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Stock or the Preferred Stock relating to the Offered Warrants have been duly authorized for issuance; (viii) the Debt Securities relating to the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the Indentures and any applicable supplemental indenture thereto, and duly delivered to the purchasers thereof upon exercise of the Offered Warrants and payment of the agreed-upon consideration therefor; and (ix) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any

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other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, the applicable Deposit Agreement and related matters, including the adoption of articles supplementary for such related series of Preferred Stock in the form required by Maryland law; (v) the Deposit Agreement to be entered into in connection with the issuance of the Offered Depositary Shares have been duly authorized, executed and delivered by each party thereto; (vi) articles supplementary for the related series of Preferred Stock have been duly filed with the State Department of Assessments and Taxation of Maryland; (vii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Charter or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the Preferred Stock relating to the Offered Depositary Shares has been duly authorized for issuance; (ix) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Deposit Agreement; and (x) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. With respect to Subscription Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and

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filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offering Subscription Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate and the adoption of articles supplementary for such related series of Preferred Stock in the form required by Maryland law; (v) the Subscription Agreement to be entered into in connection with the issuance of the Offered Subscription Rights have been duly authorized, executed and delivered by each party thereto; (vi) any articles supplementary for any related series of Preferred Stock have been duly filed with the State Department of Assessments and Taxation of Maryland; (vii) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established by the Company and the applicable Subscription Agent in conformity with the applicable Subscription Rights Agreement and Subscription Rights Certificate so as not to violate any applicable law, the Charter or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company; (viii) the Common Stock or the Preferred Stock relating to the Offered Subscription Rights have been duly authorized for issuance; (ix) the Debt Securities relating to the Offered Subscription Rights have been duly executed and authenticated in accordance with the provisions of the Indentures and any applicable supplemental indenture thereto, and duly delivered to the purchasers thereof upon exercise of the Offered Subscription Rights and payment of the agreed-upon consideration therefor; and (x) the Offered Subscription Rights have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Subscription Rights Agreement and the Subscription Rights Certificate, the Offered Subscription Rights, when issued and sold in accordance with the applicable Subscription Rights Agreement, Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. They are limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

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B. The opinions in paragraph 1 above are subject to the following qualifications and exceptions:

1. With reference to, but without limiting in any way, qualification (A) above, certain provisions which could be construed as a penalty or forfeiture, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions exculpating another party from liability or waiving defenses or other rights, provisions to the effect that terms of the documents may not be waived or modified except in writing, provisions regarding the recovery of attorneys fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to the Company’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law; however, subject to the other qualifications stated herein, such unenforceability will not, in our opinion, make the remedies afforded by the Indentures inadequate for the practical realization of remedies upon a material default by the Company.

2. No opinion is expressed herein with respect to (i) the validity or enforceability of any provision contained in the Indentures allowing any party to exercise any remedial rights without notice to the Company, (ii) the validity or enforceability of any waiver of demand by the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) the validity or enforceability of any provisions contained in the Indentures purporting to establish evidentiary standards, (iv) the validity or enforceability of any provision of the Indentures which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Indentures, (v) the validity or enforceability of any provision of the Indentures which purports to entitle any person or entity to specific performance of any provision thereof, (vi) the validity or enforceability of any provision of the Indentures that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (vii) the validity or enforceability of any provision of the Indentures insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or (viii) the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Indenture.

3. In addition, we express no opinion as to the acceptance by a Federal court located in the State of New York of jurisdiction of a dispute arising under the Indentures.

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4. No opinion is expressed as to the validity or enforceability of any provision of any Indenture that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion or view with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of New York.

This opinion letter and the views expressed herein deal only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Paul Hastings LLP